SUBSCRIPTION AGREEMENT


Veracity Funds
9900 Corporate Campus Drive
Suite 3000
Louisville, KY  40223

Ladies and Gentlemen:

The undersigned person ("Subscriber") hereby subscribes for and agrees to acquire from Veracity Funds (the "Trust"), a statutory business trust organized under the laws of the State of Delaware and operating as an open-end management investment company, in consideration of a cash contribution of fifty thousand dollars ($50,000.00), the following number of shares of no par value common stock (the "Shares") of the below-listed series of the Trust at the price of twenty dollars ($20.00) per share:

     VERACITY SMALL CAP VALUE FUND-                  2,500 SHARES

In respect of Subscriber's agreement to acquire the Shares, Subscriber hereby makes the following warranties and representations to the Trust:

     1. Subscriber expressly acknowledges and agrees that the Shares are issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933 (the "Securities Act"), and that the Shares will or may also be issued in reliance upon the exemptions from registration contained in relevant sections of the Delaware Securities Act and/or comparable exemptions contained in the securities laws of other jurisdictions to the extent applicable, and that the transfer of the Shares are likely to be restricted or limited as a condition to the availability of such exemptions.

     2. The Shares are being purchased for investment for the account of the undersigned and without the intent of participating directly or indirectly in a distribution of such Shares, and the Shares will not be transferred except in a transaction that is in compliance with any and all applicable securities laws.

     3. Subscriber has been supplied with, or has had access to, all information, including financial statements and other financial information, relating to the Trust, to which a reasonable investor would attach significance in making investment decisions, and has had the opportunity to ask questions of, and receive answers from, knowledgeable individuals concerning the Trust and the Shares.

     4. Subscriber understands that no registration statement or prospectus with respect to the Trust or the Shares is yet effective, and Subscriber has made his own inquiry and analysis with respect to the Trust and the Shares.

     5. Subscriber personally, or together with his authorized representative(s), has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Trust and the Shares.

     6. Subscriber is financially able to bear the economic risk of this investment, can afford to hold the shares for an indefinite period and can afford a complete loss of this investment Dated as of the 23rd day of March, 2004.


SUBSCRIBED BY:


/s/ Adam I. Friedman
--------------------------------
Adam I. Friedman
IRA Account




ACCEPTED BY
VERACITY FUNDS


/s/ Matthew G. Bevin
-------------------------------------
By:  Matthew G. Bevin
Its:  President

                             SUBSCRIPTION AGREEMENT

Veracity Funds
9900 Corporate Campus Drive
Suite 3000
Louisville, KY  40223

Ladies and Gentlemen:

The undersigned person ("Subscriber") hereby subscribes for and agrees to acquire from Veracity Funds (the "Trust"), a statutory business trust organized under the laws of the State of Delaware and operating as an open-end management investment company, in consideration of a cash contribution of fifty thousand dollars ($50,000.00), the following number of shares of no par value common stock (the "Shares") of the below-listed series of the Trust at the price of twenty dollars ($20.00) per share:

     VERACITY SMALL CAP VALUE FUND-                  2,500 SHARES

In respect of Subscriber's agreement to acquire the Shares, Subscriber hereby makes the following warranties and representations to the Trust:

     1. Subscriber expressly acknowledges and agrees that the Shares are issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933 (the "Securities Act"), and that the Shares will or may also be issued in reliance upon the exemptions from registration contained in relevant sections of the Delaware Securities Act and/or comparable exemptions contained in the securities laws of other jurisdictions to the extent applicable, and that the transfer of the Shares are likely to be restricted or limited as a condition to the availability of such exemptions.

     2. The Shares are being purchased for investment for the account of the undersigned and without the intent of participating directly or indirectly in a distribution of such Shares, and the Shares will not be transferred except in a transaction that is in compliance with any and all applicable securities laws.

     3. Subscriber has been supplied with, or has had access to, all information, including financial statements and other financial information, relating to the Trust, to which a reasonable investor would attach significance in making investment decisions, and has had the opportunity to ask questions of, and receive answers from, knowledgeable individuals concerning the Trust and the Shares.

     4. Subscriber understands that no registration statement or prospectus with respect to the Trust or the Shares is yet effective, and Subscriber has made his own inquiry and analysis with respect to the Trust and the Shares.

     5. Subscriber personally, or together with his authorized representative(s), has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Trust and the Shares.

     6. Subscriber is financially able to bear the economic risk of this investment, can afford to hold the shares for an indefinite period and can afford a complete loss of this investment Dated as of the 22nd day of March, 2004.

SUBSCRIBED BY:


/s/ Matthew G. Bevin
--------------------------------
Matthew G. Bevin
Individual Account



ACCEPTED BY
VERACITY FUNDS


/s/ Matthew G. Bevin
-------------------------------------
By:   Matthew G. Bevin
Its:  President